SEPARATION AGREEMENT AND GENERAL RELEASE Ilias Simpson c terminate effective May 2, 2024 . By this Agreement, Employee and the Company desire to resolve any claims or disputes Employee may have as of the date the Agreement is executed. In consideration of all mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee and the Company agree: 1. Separation Pay and Other Benefits. This Release is given in consideration of the following: (a) The Company will pay Employee a lump sum payment equal to twelve (12) gross amount of $500,000.00), less any and all required and/or authorized deductions and withholdings . The Separation Pay will be paid within 30 days after the Agreement becomes effective; provided, however, that in no case will payment be made until all Company property is returned by Employee in a form and manner that is satisfactory to the Company. The Company's obligation to pay severance to Employee shall continue as specified above irrespective of the death or illness of the Employee. (b) The parties agree that no provision of this Agreement is intended to either expand or in plan. After the Termination Date, Employee will neither accrue benefits under these plans nor will Employee be able to contribute to the plans. Except as expressly set forth in this Agreement, for all employee insurance or welfare benefits in which Employee currently participates, regular coverage shall cease on May 31, 2024. At this time, to the extent required by law, Employee will be offered applicable continuation coverage (e.g., COBRA). The Company will pay Employee twelve (12) months of COBRA premium support at current level of enrollment for medical, dental and vision insurance as a lump sum, equal to $10,299.86, less any and all required and/or authorized deductions and withholdings. (c) Employee received their Short-Term Incentive Plan (STIP) bonus, less any and all required and/or authorized deductions and withholdings, for the 2023 plan year on or around March 15, 2024. Employee agrees that nothing further is owed under the 2023 STIP Plan document. (d) Career transition and outplacement services through SparkEffect, a Talent Solutions firm. For three months, Employee will have access to SparkEffect services, online tools, and essential events.

2 Employee acknowledges that the Company has made no representation about the tax consequences of the Separation Pay or any other consideration provided by the Company to Employee pursuant to this Agreement. Employee agrees to indemnify and hold the Company harmless for any and all claims, taxes, or penalties asserted against the Company relating to the Separation Pay or other consideration provided by the Company pursuant to this Agreement. 2. Vested Equity. Employee represents and warrants that the table set forth below describes the vested equity Employee holds in the Company as of the Termination Date. Except as set forth in the table below, Employee acknowledges and agrees that they do not have any other rights to receive, acquire, possess, or vest into any additional shares, options, warrants, securities, derivative securities, Restricted Stock Units Performance except as stated in paragraph three (3), below. Employee understands and agrees that separation is other than due to a Change in Control and, as such, the unvested portion of any Equity shall immediately terminate and cease to be exercisable as of the Termination Date. Notwithstanding the foregoing, Employee agrees and understands that the exercise period and tax treatment of the vested stock options and RSUs set forth on the table below remain subject to the applicable award agreement and Equity Incentive Plan. Personal Vesting Summary as at 5/1/2024 3. Unvested Equity. In lieu of the Employee's equity shares scheduled to vest on August 31, 2024, the Company will compensate the Employee with a one-time payment of $65,000. This amount will be subject to any mandatory or authorized deductions and withholdings. All unvested equity shares will be voided and relinquished. 4. Release of Claims. promises set forth in Paragraph 1, Employee hereby and forever releases the Company and its officers, directors, employees, managers, supervisors, agents, attorneys, insurers, investors, shareholders, administrators, parents, affiliates, divisions, subsidiaries, predecessor and successor corporations, assigns, and any other related persons g, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, disclosed or undisclosed, liquidated or contingent, that Employee may possess against any of the Releasees arising from any omissions, acts, or facts that have occurred up until and including the date on which Employee signs this Agreement including, without limitation: (a) with or separation from the Company; (b) any and all public policy, contract, tort, or common law claims, including, but not limited to, wrongful discharge of employment, termination in violation of public Grant Date Expiration Date Award Type Award Price Awards Granted Awards Exercised /Released Total Awards Outstanding Awards Vested Exercisable Awards 04/11/2022 4/11/2027 NQO $109.70 3,262 0 3,262 2,175 2,175 04/11/2022 - RSU $0.00 1,139 380 380 759 379

3 policy, discrimination, harassment, retaliation, breach of contract (express and implied), breach of a covenant of good faith and fair dealing (express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, and conversion; (c) any and all claims or demands for wages, compensation or other amounts claimed to be due from the Company, including, but not limited to, claims for bonuses, commissions, stock, stock options, or any equity or ownership interest in the Company, vacation pay, personal time off, sick pay, fringe benefits, 401(k) match, expense reimbursements, or any other form of payment; (d) any and all claims for violation of federal, state, or local constitution, law, code, ordinance, statute, or other legislative enactment, as amended, including, but not limited to, the Americans with Disabilities Act; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Genetic Information Nondiscrimination Act of 2008; the Civil Rights Acts of 1866 and 1871; Sections 1981 through 1988 of Title 42 of the United States Code; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Equal Pay Act; the Fair Labor Standards Act; the Family and Medical Leave Act; the National Labor Relations Act; the Occupational Safety and Health Act; the Rehabilitation Act; Executive Order 11246; the Worker Adjustment and Retraining Notification Act; the Employee Retirement Income Security Act of 1974; and the Lilly Ledbetter Fair Pay Act; (e) any and all claims arising out of any other federal, state, or local statute, law, rule, regulation, or ordinance; and (f) any and all claims for damages (whether compensatory, punitive, or otherwise), Employee agrees that the release set forth in this Paragraph 3 shall be and remains in effect in all respects as a complete general release. Employee agrees that in the event Employee brings a claim covered by the foregoing release in which Employee seeks damages or other remedies against the Releasees, this Agreement shall serve as a complete defense to such claims. Employee agrees that in behalf, this Agreement shall serve as a bar to any recovery by or relief to Employee. Employee agrees that any breach of this Paragraph 3 shall constitute a material breach of this damages incurred by the Releasees in defending against a claim brought or pursued by Employee in violation of this Agreement.

4 This general release does not extend to the obligations of the Company created by this Agreement and shall not apply to any claim for unemployment compensation Employee may file with a governmental agency. 5. Affirmations. Employee affirms that Employee has not filed nor caused to be filed, nor is presently a party to, any claim against the Company. Employee also affirms that Employee has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits to which Employee may be entitled. Employee affirms that Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws. Employee further affirms that (i) Employee has no known workplace injuries or occupational diseases Employee has been properly provided any leave requested because of Empl or military service and has not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; (iii) Employee had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations on the part of any Released Party; and (iv) Employee has not raised a claim against the Company or any Released Party for sexual assault; sexual harassment; or unlawful workplace harassment or discrimination, failure to prevent an act of workplace harassment or discrimination, or act of retaliation against a person for reporting or opposing harassment or discrimination whether or not filed in a court or government agency proceeding, in an alternative dispute resolution forum, or through the . Employee also affirms that Employee has not divulged any proprietary or confidential information of the Company and will continue to maintain the confidentiality of such information consistent with the common law. Employee understands and acknowledges that notwithstanding the provisions above, Employee proprietary or confidential information that Employee makes: (a) In confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; (b) In a complaint or other document filed in a lawsuit or other proceeding when the filing is made under seal; or (c) reporting a suspected violation of law. Employee affirms that Employee has returned all the Comp

5 5. Duty to Cooperate. Employee agrees to cooperate fully with the Company and its counsel in connection with any legal matters relating to the Company in which the Company determines that Employee is a relevant witness. Employee agrees that they voluntarily assist or cooperate in any way with any party or attorney in any private lawsuit in which the Company is a party. Employee further agrees that they will not voluntarily participate in any such action, and that they will not solicit, encourage, or do anything to induce any party to bring such an action. Employee further agrees to provide the Company with written notice within 48 hours of any party or attorney not affiliated with the Company attempting to contact them in connection with any such action. Except as otherwise provided in this agreement, with respect to any such depositions, interviews, and appearances, Employee agrees to be represented by the Compan work with such counsel in preparation therefor. Notwithstanding, Employee is entitled to appoint, at own expense, their own counsel to represent them in connection with any legal matters covered by this Agreement. The selection by Employee of their own counsel shall in no way detract from or interfere with any of the obligations to cooperate with the Company that Employee has agreed to herein. 6. Confidentiality. Employee expressly agrees that Employee will keep the terms of this Agreement STRICTLY CONFIDENTIAL. Employee further agrees that Employee will not communicate (orally or in writing), or in any way voluntarily disclose or allow or direct others to disclose, the terms of this Agreement to any person, judicial or administrative agency or body, business entity or association, or anyone else for any reason whatsoever, unless required to do so to enforce the terms of this Agreement, or pursuant to lawful subpoena or to an order of a court of competent attorney, and tax or financial advisor. If disclosure is made to any of the persons listed in this Paragraph, Employee agrees to inform such persons of the confidentiality requirements of this Agreement and will not make any disclosure to such persons without first obtaining the agreement of those persons to keep the information confidential. It is expressly agreed that the provisions of this Paragraph are essential provisions of, and partial consideration for, this Agreement between the Parties. Nothing in this Agreement prevents or restricts Employee from enforcing his or her Section 7 rights under the National Labor Relations Act, participating in Section 7 activity (including the right to communicate with former coworkers and/or third parties about terms and conditions of employment or labor disputes, unrelated to the amount of severance pay under this Agreement) or otherwise testimony, or otherwise with an administrative agency or court. The parties believe this confidentiality provision is reasonable and intend to comply with it. Employee acknowledges and agrees that any breach of this Paragraph by Employee or by any of the persons listed above is a material breach of this Agreement for which Employee is responsible. In addition, Employee shall reimburse the Company for any and all costs (including, but not limited to, 6. The Parties agree that the terms of this Paragraph are a material inducement for the execution of this Agreement. Any disclosure or dissemination, other than as authorized in this Paragraph will be regarded as a breach of this Agreement, and a cause of action shall immediately accrue for damages and injunctive relief in favor. The Parties agree that damages sustained by such breach would be impractical or extremely difficult to determine and, therefore, agree that in the event that

6 Employee, or any of the individuals identified in this Paragraph violates the Confidentiality provisions outlined herein, Employee shall pay Company liquidated damages in the sum of Ten Thousand Dollars ($10,000.00) for each violation. The Parties further agree that such damages are not intended to be, and shall not be construed as, a penalty. 7. Non-Solicitation. Employee shall not, without the Company's prior written consent, directly or indirectly, in person or through assisting others: (a) solicit, knowingly induce or encourage any employee or independent contractor who provided services to the Company during the one (1) year period preceding the lf or on behalf of any other person or entity) any such employee or independent contractor who has left the employment or other service of the Company within one (1) year of the termination of such employee's or independent contractor's employment or other service with the Company; (b) solicit, contact, or engage in business related communications with (regardless of who initiates the communication), any customer, client, or referral source of the Company with whom Employee dealt during the one (1) year period preceding the termination of or referral source to cease or reduce doing business for or with the Company; or (ii) diverting business opportunities away from the Company; or (c) provide services to a customer, client, or referral source of the Company that would displace or reduce the business opportunities of the Company with the customer, client, or referral source. 8. Neutral Reference. The Company will follow its general policy of providing to prospective 9. Non-Assignment. Employee warrants that Employee has not assigned any claims or rights released in this Agreement. 10. Non-Disparagement. Employee and the Company agree and warrant that neither will disparage, defame, belittle, ridicule, discredit, denigrate or in any other way harm or damage the reputation of the other, their products or services. Employee and the Company further agree and warrant that neither Employee or the Company will not make, file, prepare, report, or assist in making, filing, preparing, or reporting any disparaging remarks regarding the other via the Internet or any news media. Employee further agrees and warrants that within 30 days of executing this Agreement, Employee will remove Company or any of its affiliates as their active/current employer on social media including, but not limited to, LinkedIn, Facebook, Instagram, TikTok, and Twitter. This does not preclude Employee from referencing Company or its affiliates as a past employer. This Section is not intended to prevent cooperation through investigation, testimony, or otherwise with an administrative agency or court. This Section is also not intended to prevent Employee from exercising any other rights protected by law, including the right to communicate with former coworkers and/or

7 third parties about terms and conditions of employment or labor disputes, unrelated to the amount of severance pay under this Agreement, when the communication is not so disloyal, reckless, or maliciously untrue as to lose the protection of the law. The Parties agree that the terms of this Paragraph 10 are a material inducement for the execution of this Agreement. The Parties agree that damages sustained by a breach of this provision would be impractical or extremely difficult to determine and, therefore, agree that in the event that Employee violates this Paragraph, Employee shall pay Company liquidated damages in the sum of Ten Thousand Dollars ($10,000.00) for each violation. The Parties further agree that such damages are not intended to be, and shall not be construed as, a penalty. 11. Non-Admission of Liability. By entering into this Agreement, the Company does not admit that it engaged in any unlawful or improper conduct, or that it is legally obligated to Employee in any way. 12. Voluntary Nature of Agreement. The consideration stated herein is contractual and not merely a recital. The Parties hereto execute and deliver this Agreement after being fully informed of its terms, contents and effects. The Parties acknowledge that this Agreement is a negotiated agreement that both Parties have reviewed with their attorneys, that both Parties have had a full opportunity to revise the language of the Agreement, and that, in the event of a dispute, the Agreement should not be construed in any way either for or against a party based on whether a particular party was or was not the primary drafter of this Agreement. 13. Effective Date. This Agreement shall be effective, binding on the Parties, and in full force and effect immediately following the execution of the Agreement by both Parties, except for of the revocation period addressed below. 14. Compliance with the Older Workers Benefit Protection Act. Employee is over 40 years of age and because he is waiving in this Agreement claims for age discrimination, pursuant to the provisions of the Older Workers Benefit Protection Act, Employee acknowledges: (a) That by executing this Agreement, Employee waives all rights or claims, if any, that Employee may have against the Company under the Age Discrimination in (b) That this Agreement has been written in a manner calculated to be understood by Employee, and is in fact understood by Employee; (c) That the aforementioned waiver reflects specifically, but is not limited to, all rights or claims, if any, that Employee may have against the Company arising under the ADEA; (d) That Employee is not waiving rights and claims that Employee may have under the ADEA against the Company that may arise after the date on which this Agreement is executed;

8 (e) That Employee is waiving rights and claims that Employee may have under the ADEA, if any, only in exchange for consideration in addition to anything of value to which Employee is already entitled; That Employee is advised and has had the this Agreement; (f) That Employee has been given a period of 45 days from the date on which Employee receives this Agreement, not counting the day upon which Employee receives the Agreement, within which to consider whether to sign this Agreement (Consideration Period). In the event Employee chooses to sign this Agreement prior to the expiration of the Consideration Period, Employee represents that Employee is knowingly and voluntarily waiving the remainder of the Consideration Period. Employee understands that having waived some portion of the Consideration Period, the Company may expedite the processing of benefits provided to Employee in exchange for signing this Agreement. If Employee is age group employment termination program, the Company has attached information regarding the class, unit, or group of individuals covered by the employment termination program; the applicable eligibility factors and time limits; and a list of the job titles and ages of all individuals eligible or selected for the employment termination program as well as those who are not. Employee agrees with the Company that changes, whether material or immaterial, do not restart the running of the Consideration Period. (g) revoke Emplo release of any claims under the ADEA shall not become effective or enforceable waiver of all claims under the ADEA; (h) understands that Employee must deliver a written, signed statement that Company by hand or by mail within the 7-day revocation period. The revocation must be emailed within the period stated above to the Company at the following address: Jennifer Jaskolka, Jennifer.Jaskolka@modivcare.com. (i) That this Agreement becomes null and void and of no further force or effect if Employee does not sign, date and return this Agreement to the Company within 45 days after the date on which Employee receives this Agreement. (j) That Employee has (i) received all compensation due Employee as a result of paycheck; (ii) reported to the Company any and all work-related injuries.

9 (k) That any modifications, material or otherwise, made to this Agreement, do not restart or affect in any manner the original period of up to 45 calendar days during which Employee may consider this Agreement. 15. Counterparts. This Agreement may be executed in counterparts and shall be fully enforceable in all regards if executed in such manner as if it had been executed as a single document. Signatures obtained electronically shall constitute effective execution of this Agreement. Entire Agreement. Employee and the Company agree that all the terms of this Agreement are contained in this document, that no statements or inducements have been made contrary to or in addition to the statements herein, that the terms hereof are binding on and enforceable for the benefit Florida law, and that the provisions of this Agreement are severable, so that if any paragraph of this Agreement with the exception of the release in Paragraph 3, is determined to be unenforceable, the other paragraphs shall remain valid and fully enforceable. Nothing in this Paragraph or Agreement shall be interpreted to supersede any agreements regarding confidentiality, proprietary information, or trade secrets, which agreements shall remain in effect following the Effective Date of this Agreement. 16. Time Limits. The time limits related to this separation arrangement are as follows: Any employee who is being offered separation pay must sign the Release and return it via DocuSign within 45 days of receiving the Agreement, but not before May 1, 2024. Once the signed Release is returned, the eligible employee will have seven (7) days to revoke the Release. 17. EXCEPTIONS AND PROTECTED RIGHTS: Employee understands this Release does not apply to (a) any claims or rights that may arise after the date that Employee signed this Agreement -covered employee benefit plans as applicable on the date Employee signs this Release, and (d) any claims that the controlling law clearly states may not be released by private agreement. Moreover, nothing in this Agreement (including but not limited to the affirmations, release of claims, the promise not to sue, the confidentiality obligations, non- disparagement provision, and the return of property provision) (e) shall have the purpose or effect of requiring Employee to conceal the details relating to any claim of discrimination, harassment, or retaliation, provided that Employee does not reveal proprietary information consisting of non-public trade secrets, business plans, and customer information; (f) limits or is Release under the ADEA or the OWBPA; (g) prohibits the Employee from providing trade secret information to individuals or entities outlined in the Federal Trade Secrets Act; (h) prevents Employee from communicating with, filing a charge or complaint with; provide documents or information voluntarily or in response to a subpoena or other information request to; or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, National Labor Relations Board, the Securities and Exchange Commission, law enforcement, or any other federal, state or local agency charged with the enforcement of any laws, or from responding to a subpoena or discovery request in court litigation or arbitration, or (i) precludes Employee from exercising their rights under Section 7 of the NLRA or similar state law to engage in protected, concerted activity with other employees, although by signing this Release Employee is waiving their right to recover any individual relief (including any backpay, frontpay,

10 reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other right Employee may have to receive a payment or award from a government agency (and not the Company) for information provided to the government agency or where otherwise prohibited. 18. Notice Requirements: comply with the requirements as set forth in this Paragraph. Each Notice shall be in writing and sent by E- indicated) as hereinafter provided. Each Notice shall be effective upon the date it is sent. Any Party shall have the right from time to time to change the E- notices to it shall be sent by giving to the other Party at least ten (10) days prior Notice thereof. The -Mail addresses for providing Notices hereunder shall be as follows: MODIVCARE c/o Jennifer Jaskolka [***] ILIAS SIMPSON [***] 19. Selective Enforcement: The Parties agree that the failure of any Party to enforce or exercise any right, condition, term, or provision of this Agreement shall not be construed as or deemed a relinquishment or waiver thereof, and the same shall continue in full force and effect. Accepted and agreed as of this _____ day of ____________ 2024. Employee: For Modivcare Solutions, LLC: By: Ilias Simpson L. Heath Sampson Chief Executive Officer Date: Date: